                                                                     EXHIBIT 4.3


NEITHER THIS SECURITY NOR THE ISSUANCE TO THE HOLDER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR WHICH ARE ISSUABLE UPON REDEMPTION OF THIS SECURITY HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

                         CONVERTIBLE NOTE DUE 2005-2008

                                       OF

                                 ZIX CORPORATION

NO. __                                                            $10,000,000.00
DATED NOVEMBER 2, 2004                                        NEW YORK, NEW YORK

            FOR VALUE RECEIVED, ZIX CORPORATION, a Texas corporation (the "Company"), hereby promises to pay to or upon the order of [NAME OF REGISTERED HOLDER], or its registered assigns or successors-in-interest (the "Holder"), the principal sum of Ten Million Dollars ($10,000,000.00), in installments on the Installment Maturity Dates and on the Final Maturity Date, and to pay interest thereon at the Applicable Rate from the date hereof on the Interest Payment Dates until the same becomes due and payable, whether at maturity or upon acceleration or by redemption or repurchase in accordance with the terms hereof, or otherwise. Interest on this Note shall be computed on the basis of a 360-day year of 30-day months and actual days elapsed. Unless otherwise determined by the Holder or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

            All payments of principal of and interest on this Note shall be made in lawful money of the United States of America or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock. All cash payments by the Company shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date that is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account in determining the amount of interest due on such date.

            The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Purchase Agreement. Payment and performance of the Company's obligations under this Note and the other Transaction Documents is secured pursuant to the Security Agreement.

            This Note is one of a duly authorized issue of the Company's Convertible Notes due 2005-2008 limited to an aggregate principal amount of $20,000,000 (excluding Convertible Notes due 2005-2008 issued in replacement of lost, stolen or mutilated notes or issued on transfer of such notes).

            The following terms and conditions shall apply to this Note:

            SECTION 1. DEFINITIONS.

            (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

            (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

            (c) For purposes hereof the following terms shall have the meanings ascribed to them below:

            "Acquisition Transaction" means a transaction in which the Company acquires another business or its tangible or intangible assets.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Aggregation Parties" shall have the meaning provided in Section 6(h)(1).

            "AMEX" means the American Stock Exchange, Inc.

            "Applicable Rate" means for each Interest Period a rate per annum equal to LIBOR for such Interest Period, plus three percent (or such lesser rate as shall be the highest rate permitted by applicable law) or, if an Event of Default shall occur, then so long as any Event of Default shall continue, the Default Rate.

            "Board of Directors" means the Board of Directors of the Company.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

            "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York, New York or Dallas, Texas are authorized or required by law or executive order to remain closed.

            "Cash and Cash Equivalents Balances" of any Person on any date shall be determined on an unconsolidated basis from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash held by such Person on such date and available for use by such Person on such date, (2) all assets which would, on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents; provided, however, that (x) for purposes of computing the Cash and Cash Equivalents Balances as of any date, no amount shall be included as cash or a cash equivalent if such amount is subject to any lien, charge, equity or encumbrance in favor of any other Person or is subject to any agreement, arrangement or understanding by the Company with any other Person to maintain the amount thereof or which restricts the use thereof by the Company (in any such case, other than as provided in Section 3(m) of this Note and the Other Notes and other than the lien and security interest in favor of the Collateral Agent arising under the Security Agreement) (y) cash and cash equivalents described in the preceding clauses (1) and (2) that are held at any time as Collateral under the Security Agreement and in which the Collateral Agent has a perfected first priority security interest and which are not subject to any lien, charge, equity or encumbrance in favor of any other Person shall be included in determining the amount of Cash and Cash Equivalents Balances at such time.

            "Closing Date" shall have the meaning provided in the Purchase Agreement.

            "Collateral Agent" means Law Offices of Brian W Pusch, as collateral agent pursuant to the Security Agreement, and from time to time its duly appointed and acting successor or successors.

            "Common Stock" means the Common Stock, $0.01 par value, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Closing Date.

            "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

            "Company Certificate" means a certificate of the Company signed by an Officer.

            "Company Conversion Date" means the conversion date set forth in the Company Conversion Notice and selected by the Company in accordance with Section 6(d)(2).

            "Company Conversion Notice" means a Company Conversion Notice in the form attached hereto as EXHIBIT F.

            "Company Notice" means a Company Notice in the form attached as EXHIBIT C.

            "Conversion Date" means the date on which a Conversion Notice is given in accordance with Section 6(b)(1).

            "Conversion Delay Payments" shall have the meaning provided in
Section 6(b)(5)(C).

            "Conversion Notice" means a duly executed Notice of Conversion of Convertible Note due 2005-2008 substantially in the form of EXHIBIT A to this Note.

            "Conversion Price" means $6.00, subject to adjustment as provided in
Section 6(c).

            "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that

            (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4), (5), (6), or (7), occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event,

            (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4), (5), (6), or (7), occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and

            (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 6(c)(4), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(c)(1), (2), (3), (4),
(5), (6), or (7), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph and the definition of the term "VWAP", the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution,
(2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 6(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 6(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "Default Rate" means 16 percent per annum (or such lesser rate as shall be the highest rate permitted by applicable law).

            "DTC" shall have the meaning provided in Section 6(b)(2).

            "Effective Date" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is first declared effective by the SEC.

            "Eligible Bank" means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $250 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

            "Event of Default" shall have the meaning provided in Section 4(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Shares" shall have the meaning provided in Section
6(h)(1).

            "Extended Company Conversion Date" means with respect to any portion of this Note to which Section 6(d)(3)(A) applies, the date that is 30 Trading Days after the latest date on which the Restricted Ownership Percentage no longer restricts the Holder's right to convert the remaining Inconvertible Portion, but in no event later than the date that is 90 days after the Final Maturity Date.

            "Expiration Time" shall have the meaning provided in Section
6(c)(6).

            "Final Maturity Date" means November 2, 2008.

            "Fundamental Change" means

            (a) Any consolidation or merger of the Company or any material Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction;

            (b) The sale of (i) all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of transactions or (ii) one or more Subsidiaries or the assets of one or more Subsidiaries which sale individually or in the aggregate is material to the Company and the subsidiaries taken as a whole, in the case of the preceding clause (ii) other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; (iii) the rights and remedies of the Holder under the terms of the Transaction Documents; or
      (iv) the Collateral or the first priority perfected security interest in the Collateral granted to the Collateral Agent pursuant to the Security Agreement;

            (c) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all capital stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a registered national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

            (d) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group (as that term is defined for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

            "Holder Notice" means a Holder Notice in the form attached as EXHIBIT D.

            "Inconvertible Portion" shall have the meaning provided in Section 6(d)(3).

            "Indebtedness" means, when used with respect to any Person, without duplication:

            (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

            (2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

            (3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

            (4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through
      (3);

            (5) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

            (6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

            "Installment Maturity Dates" mean November 2, 2005, November 2, 2006 and November 2, 2007.

            "Interest Payment Date" means each February 1, May 2, August 2 and November 1, commencing on the first such date after the Issuance Date, and the Final Maturity Date.

            "Interest Payment Shares" means the shares of Common Stock issuable in payment of interest on this Note in accordance with Section 2(a).

            "Interest Period" means with respect to any outstanding principal of this Note,

            (1) initially the period commencing on the Issuance Date and ending on the date that is six months thereafter; and

            (2) thereafter each period commencing on the last day of the next preceding Interest Period and ending six months thereafter;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the limitation that any Interest Period for any installment of principal that would otherwise extend beyond the Installment Maturity Date or the Final Maturity Date, as the case may be, for such installment shall end on such Installment Maturity Date or the Final Maturity Date, as the case may be.

            "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

            "Interest Share Price" means for any Interest Payment Date an amount equal to 90 percent of the arithmetic average of the VWAP of the Common Stock for all of the Trading Days during the period of ten consecutive Trading Days ending on and including the Trading Day immediately preceding such Interest Payment Date.

            "Issuance Date" means the "Closing Date" as defined in the Purchase Agreement.

            "LIBOR" means, with respect to each Interest Period, the six month London Interbank Offered Rate at 11:00 a.m., London time, on the date that is two London banking days before the first day of such Interest Period, as reported by Bloomberg Financial L.P., using the BBAM function and the Official BBA LIBOR quote shown thereby.

            "Majority Holders" means at any time, the holders of two-thirds of the aggregate outstanding principal amount of this Note and the Other Notes.

            "Market Price" with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Majority Holders and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau, Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of

Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

            "Maximum Share Amount Deficiency" shall have the meaning provided in the Purchase Agreement.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "Nasdaq" means the Nasdaq National Market.

            "Newly Issued Shares" shall have the meaning provided in Section 6(c)(7)(A).

            "Note" means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

            "NYSE" means the New York Stock Exchange, Inc.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

            "Optional Redemption Consideration" means (1) an amount in cash equal to the sum of (A) an amount equal to 105% of the principal amount of this Note that is outstanding on the applicable Optional Redemption Date plus (B) accrued and unpaid interest on such principal amount to the applicable Optional Redemption Date plus (C) accrued and unpaid interest, if any, at the Default Rate on the amount referred to in the immediately preceding clause (B) to the applicable Optional Redemption Date and (2) a Redemption Warrant that initially
(I) entitles the holder thereof to purchase a number of shares of Common Stock equal to 70 percent of the quotient obtained by dividing (x) the principal amount of this Note outstanding immediately prior to redemption of this Note on the applicable Optional Redemption Date by (y) the Conversion Price in effect immediately prior to redemption of this Note on the applicable Optional Redemption Date and (II) has a Purchase Price (as defined in the Redemption Warrant) equal to the Conversion Price in effect immediately prior to redemption of this Note on the applicable Optional Redemption Date, subject to adjustment as provided in the Redemption Warrant.

            "Optional Redemption Date" means, with respect to a particular redemption of this Note, the Business Day, selected by the Company in accordance with Section 2(b), on which this Note is to be redeemed pursuant to Section 2(b).

            "Optional Redemption Notice" means an Optional Redemption Notice in the form attached hereto as EXHIBIT B.

            "Optional Redemption Period" means the period that commences on the date that is ten Trading Days after the Effective Date and ends on the Final Maturity Date.

            "Other Notes" means the several Convertible Notes due 2005-2008 issued by the Company pursuant to the Other Purchase Agreements.

            "Other Purchase Agreements" means the several Purchase Agreements, dated as of November 1, 2004, by and between the Company and the respective original holders of the Other Notes.

            "Other Redemption Warrants" means any Common Stock Purchase Warrants issuable or issued by the Company upon optional redemption of the Other Notes pursuant to Section 2(b) thereof.

            "Permitted Indebtedness" means:

            (1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and reflected in the Company's financial statements included in the SEC Filings;

            (2) Indebtedness evidenced by this Note and the Other Notes;

            (3) Indebtedness outstanding on, or incurred after, the Issuance Date in an aggregate amount not to exceed $5 million at any one time outstanding so long as (A) such Indebtedness (x) is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto or (B) is the reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit issued in lieu of cash security deposits for leases of real property or equipment used by the Company or any Subsidiary, or commercial or standby letters of credit issued in the ordinary course of the business of the Company and its Subsidiaries

      (the amount of which shall for this purpose be deemed to be the maximum reimbursement obligations and other liabilities (contingent or otherwise) with respect to such letters of credit, whether or not a drawing thereunder has been made);

            (4) Indebtedness incurred after the Issuance Date that is unsecured and that is subordinated as to payment to the Indebtedness evidenced by this Note and the Other Notes on terms that have been approved in writing by the Majority Holders before the incurrence of such Indebtedness;

            (5) endorsements for collection or deposit in the ordinary course of business; and

            (6) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company.

            "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

            "Principal Market" means at any time Nasdaq or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

            "Purchase Agreement" means the Purchase Agreement, dated as of November 1, 2004, by and between the Company and the original holder of this Note or its predecessor instrument, pursuant to which this Note, or its predecessor instrument was originally issued.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Redemption Warrant" means any Common Stock Purchase Warrant in the form attached as EXHIBIT E issuable or issued as part of the Optional Redemption Consideration.

            "Registration Statement" shall have the meaning set forth in the

Registration Rights Agreement.

            "Repurchase Event" means the occurrence of any one or more of the following events:

            (a) For any period of five consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

            (b) The Common Stock ceases to be listed for trading on Nasdaq, the NYSE or the AMEX for a period of five consecutive Trading Days;

            (c) Any Fundamental Change;

            (d) The adoption of any amendment to the Company's Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder in respect of the Holder's interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally;

            (e) The inability of the Holder or holders of any Other Note for 30 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note or the Other Notes or exercise of the Warrants or issued as Interest Payment Shares pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC, excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement or Prospectus which such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after the Holder shall have corrected such misstatement or omission; or

            (f) The Registration Statement required by Section 2(a)(i) of the Registration Rights Agreement is not declared effective by the SEC within 95 days (or 125 days if the SEC staff determines to review such Registration Statement) following the Closing Date, or the Registration Statement required by Section 2(a)(ii) of the Registration Rights Agreement is not declared effective by the SEC within 95 days (or 125 days if the SEC staff determines to review such Registration Statement) following demand of the Holder pursuant to the Registration Rights Agreement.

            "Repurchase Price" means with respect to any repurchase pursuant to
Section 5 an amount in cash equal to the greater of (1) the sum of (A) the outstanding principal amount of this Note that the Holder has elected to be repurchased plus (B) accrued and unpaid interest on such principal amount to the date of such repurchase plus (C) accrued and unpaid interest, if any, at the Default Rate on the amount referred to in the immediately preceding clause (B) to the date of such repurchase and (2) the product obtained by multiplying (A) the Current Market Price on the date the Repurchase Event occurs, the date the Company gives the Company Notice to the Holder, the date the Holder gives the Holder Notice to the Company or the applicable repurchase date pursuant to
Section 5, whichever such Current Market Price is the highest, times (B) the number of shares of Common Stock which would be issuable upon conversion of the principal amount of this Note (and interest thereon as provided in Section 6(a)) to be repurchased by reason of the occurrence of such Repurchase Event (determined without regard to any limitation on conversion contained in Section
6) if such conversion were made on the date for which, pursuant to the immediately preceding clause (A), the Current Market Price is used for the computation of the Repurchase Price pursuant to this clause (2).

            "Required Cash Amount" means for any date the amount set forth below with respect to such date:

DATE                                                     AMOUNT
----                                                     ------
Issuance Date to November 2, 2007                    $10,000,000.00
thereafter                                           $ 5,000,000.00

            "Restricted Ownership Percentage" shall have the meaning provided in
Section 6(h).

            "Rule 144A" means Rule 144A as promulgated under the 1933 Act or any successor rule thereto.

            "SEC" means the U.S. Securities and Exchange Commission.

            "SEC Filings" shall have the meaning provided in the Purchase Agreement.

            "Security Agreement" means the Security Agreement, dated as of November 2, 2004, by and between the Company and the Collateral Agent.

            "Share Interest Payment Limitation" means, with respect to any Interest Payment Date, a number of Interest Payment Shares equal to 50% of the aggregate number of shares of Common Stock traded on the Principal Market on all of the Trading Days during the period from and including the date that is 29 Trading Days prior to such Interest Payment Date to and including the date that is 20 Trading Days prior to such Interest Payment Date (as reported by Bloomberg, L.P. or if such source ceases to be available, a comparable source selected by the Majority Holders at the request of the Company and acceptable to the Company in its reasonable judgment), equitably adjusted for stock splits, stock dividends and similar events that are reflected in the trading market for the Common Stock during such period, unless the Majority Holders consent in writing to a higher number of shares with respect to any particular Interest Payment Date.

            "Share Interest Payment Option" shall have the meaning provided in
Section 2(a)(1).

            "Tender Offer" means a tender offer or exchange offer.

            "Trading Day" means at any time a day on which the Principal Market is open for the general trading of securities.

            "Transaction Documents" means this Note, the Other Notes, the Purchase Agreement, the Other Purchase Agreements, the Security Agreement, the Warrants, the Redemption Warrant and the Other Redemption Warrants.

            "Transfer Agent" shall mean the institution acting as transfer agent for the Common Stock.

            "Trigger Event" shall have the meaning provided in Section 6(c)(4).

            "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of, or in lieu of cash payment of interest on, this
Note in accordance with the terms hereof and the Purchase Agreement.

            "VWAP" of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal

Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations,
(iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Company or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which the "ex" date occurs, during such period.

            "Warrants" means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Purchase Agreement and issued to the original holders of the Other Notes pursuant to the Other Purchase Agreements.

            SECTION 2. PAYMENT OF CERTAIN INTEREST IN COMMON STOCK; OPTIONAL REDEMPTION.

            (a) ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST. (1) If the Company exercises its option to make a payment of interest on this Note wholly or partly in Common Stock (the "Share Interest Payment Option"), the issuance of Interest Payment Shares upon such exercise of the Share Interest Payment Option shall have been authorized by the Board of Directors of the Company.

            (2) The Company shall not be permitted to exercise the Share Interest Payment Option with respect to any payment of interest on this Note if:

            (i) on the date the Company notifies the Holder of the Company's election to exercise the Share Interest Payment Option or on the date the Company is required to deliver the Interest Payment Shares, the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

            (ii) the issuance or delivery of Interest Payment Shares or the public resale of such Interest Payment Shares by the Holder would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained by or is not in effect on the date the Company notifies the Holder of the Company's election to exercise the Share Interest Payment Option or at any time thereafter to and including the later of (A) such Interest Payment Date and (B) the date the Company delivers such Interest Payment Shares to the Holder, the Registration Statement (x) is unavailable for use by the Holder for the resale of the Interest Payment Shares or (y) is not expected to be available for such use for at least 15 Trading Days after the date the Company delivers such Interest Payment Shares to the Holder and in either case in the preceding clause (x) or (y) the Interest Payment Shares are ineligible for resale by the Holder under Rule 144(k) under the 1933 Act, unless in any such case described in this clause (ii) the Holder notifies the Company that it will accept such Interest Payment Shares notwithstanding the failure to satisfy this clause (ii);

            (iii) the outstanding shares of Common Stock are neither (A) listed or admitted for trading on a national securities exchange nor (B) quoted on the Nasdaq; or the Interest Payment Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the Principal Market;

            (iv) the Interest Share Price for the Interest Payment Shares is less than the par value of the Common Stock;

            (v) an Event of Default has occurred and is continuing on the date the Company makes such election or on the applicable Interest Payment Date; or

            (vi) on the date the Company notifies the Holder of the Company's election to exercise the Share Interest Payment Option or at any time thereafter to and including the later of (A) such Interest Payment Date and (B) the date the Company delivers such Interest Payment Shares to the Holder a Maximum Share Amount Deficiency exists.

            (3) (A) The Company may exercise its right to elect the Share Interest Payment Option with respect to any Interest Payment Date only by giving notice of such election to the Holder not less than 15 or more than 19 Trading Days prior to such Interest Payment Date, which notice shall state the percentage of the interest payable on such Interest Payment Date which is to be paid in Interest Payment Shares. Time shall be of the essence in the giving of such notice. The Company shall have the right to elect the Share Interest Payment Option with respect to this Note only if the Company also elects the similar option which it has with respect to the Other Notes for the interest due thereon on the date which is such Interest Payment Date and in each such case pro rata among this Note and the Other Notes, based on the amounts of interest due on such date hereon and thereon. If the Company elects the Share Interest Payment Option with respect to a particular Interest Payment Date, the Company shall issue to the Holder in respect of such Interest Payment Date the aggregate number of whole shares of Common Stock determined by dividing the per share Interest Share Price of the Common Stock on the applicable Interest Payment Date into an amount equal to the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest due on this Note which is being paid in Common Stock were being paid in such lawful money. Notwithstanding any other provision of this Note, in no event may the Company issue in respect of the interest payable on this Note and the Other Notes on any Interest Payment Date an aggregate number of Interest Payment Shares in excess of the Share Interest Payment Limitation and any interest on this Note not paid in Interest Payment Shares due to the Share Interest Payment Limitation shall be paid in cash.

            (B) If the Company elects the Share Interest Payment Option with respect to an Interest Payment Date, the Interest Payment Shares for such Interest Payment Date shall become issuable on such Interest Payment Date and the Company shall deliver, or cause to be delivered, the appropriate number of shares of Common Stock to the Holder within three Trading Days after the applicable Interest Payment Date. If in any case the Company shall fail to deliver or cause to be delivered such number of shares of Common Stock to the Holder within such period of three Trading Days, then in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (2) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the date the Company notified the Holder of the Company's election of the Share Interest Payment Option and ending on the date the Company delivers or causes to be delivered to the Holder the shares of Common Stock issuable in respect thereof), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and
(3) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Share Interest Payment Option, require payment in cash of the interest in respect of which the Company exercised the Share Interest Payment Option, in which case the amount of such interest shall be immediately due and payable, with interest thereon, if any, at the

Default Rate from the applicable Interest Payment Date until paid in full, and the Company shall not be obligated or entitled to issue such Interest Payment Shares in respect of such Interest Payment Date. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (2) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Interest Payment Date if the Holder becomes aware that shares of Common Stock so issuable have not been received as provided herein but any failure to give such notice shall not affect the Holder's rights under this Note or otherwise. If the Company shall have exercised the Share Interest Payment Option with respect to a particular Interest Payment Date and either (1) the Company shall notify the Holder on or after such Interest Payment Date that the Interest Payment Shares might not be delivered within three Trading Days after such Interest Payment Date or (2) the Holder learns after the date which is three Trading Days after such Interest Payment Date that the Holder has not received such Interest Payment Shares, then, without releasing the Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and
(2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such Interest Payment Shares in a manner which is likely to increase materially the liability of the Company under clause (2) of the second preceding sentence. No fractional shares of Common Stock shall be issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

            (4) If the Company elects the Share Interest Payment Option with respect to a payment of interest on this Note with respect to a particular Interest Payment Date, the Company shall deliver to the Holder, on or prior to the date on which Interest Payment Shares for such payment of interest on this Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the cash interest payment to which the Holder is entitled,
(ii) the portion of such interest payment being made in Interest Payment Shares, expressed in dollars and as a percentage, (iii) the number of Interest Payment Shares allocable to such payment, as calculated pursuant to this Section 2(a), (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to
Section 2(a)(3), (v) a brief statement of the facts requiring such adjustment, and (vi) a representation and warranty, which, if false or misleading, shall be an Event of Default under Section 4(a)(5), that none of the conditions set forth in Section 2(a)(2) has occurred and is existing and that all of the requirements of this Section 2(a) have been met. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 2(a) in the absence of manifest error. The Interest Payment Shares shall be duly issued in the name of the Holder or its nominee. On or before the applicable Interest Payment Date, the Company shall issue, or cause the transfer agent for the Common Stock to prepare and issue, the Interest Payment Shares in the name of the Holder or its nominee before being so delivered by the Company on such Interest Payment Date.

            (5) The Interest Payment Shares, when issued pursuant to and in compliance with this Section 2(a), shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Interest Payment Shares relate.

            (6) Any amount of interest not paid in Interest Payment Shares shall be due and payable in cash on the applicable Interest Payment Date.

            (b) OPTIONAL REDEMPTION. (1) At any time during the Optional Redemption Period, the Company shall have the right to redeem this Note in whole or from time to time in part by payment of the Optional Redemption Consideration pursuant to this Section 2(b) on the applicable Optional Redemption Date, so long as the following conditions precedent are satisfied:

            (A) on the date a particular Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing (unless, by reason of such redemption, the requirements of this clause (A) will be satisfied immediately after the redemption of this Note and the Other Notes on the applicable Optional Redemption Date and the Company shall furnish Company Certificates to the Holder to such effect on the date such Optional Redemption Notice is given to the Holder and on the applicable Optional Redemption Date),

            (B) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Section 5 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

            (C) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 days after the applicable Optional Redemption Date, and the Company shall be in compliance in all material respects with its obligations under the Registration Rights Agreement,

            (D) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date one or more registration statements under the 1933 Act covering the resale of the shares of Common Stock issuable to the Holder upon exercise of the Redemption Warrants issuable to the Holder in payment of a portion of the Optional Redemption Consideration on the applicable Optional Redemption Date and any Redemption Warrants previously issued to the Holder shall be effective under the 1933 Act and available for use by the Holder for the resale of such shares of Common Stock and each such registration statement shall reasonably be expected to remain available for such use for at least 30 Trading Days after the applicable Optional Redemption Date,

            (E) on the date such Optional Redemption Notice is given, the Company has funds available to pay the cash portion of the Optional Redemption Consideration payable on the applicable Optional Redemption Date,

            (F) the Optional Redemption Date selected by the Company in accordance with this Section 2(b) and set forth in such Optional Redemption Notice shall be at least 365 days after any earlier Optional Redemption Date,

            (G) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date no Maximum Share Amount Deficiency exists (unless, by reason of such redemption, the requirements of this clause (G) will be satisfied immediately after the redemption of this Note and the Other Notes on the applicable Optional Redemption Date and the Company shall furnish Company Certificates to the Holder to such effect on the date such Optional Redemption Notice is given to the Holder and on the applicable Optional Redemption Date), and

            (H) during the period beginning five days prior to the date the Company gives such Optional Redemption Notice and ending on the applicable Optional Redemption Date the Company shall not have been engaged in discussions or negotiations concerning, or entered in to an agreement or received any proposal for, any transaction that might result in a Fundamental Change, and the Company shall not enter into any agreement or accept any proposal for, any transaction that might result in a Fundamental Change for a period of 60 days after the applicable Optional Redemption Date.

In order to exercise its right of redemption under this Section 2(b) the Company shall give the particular Optional Redemption Notice to the Holder not less than 20 Trading Days or more than 40 Trading Days prior to the applicable Optional Redemption Date, stating that: (1) the Company is exercising its right to redeem this Note in accordance with this Section 2(b), (2) the principal amount of this Note to be redeemed, (3) the amount of the cash portion of the Optional Redemption Consideration payable on such Optional Redemption Date (assuming no conversion of this Note from the date the Company gives such Optional Redemption Notice to the applicable Optional Redemption Date), (4) the number of shares of Common Stock and the purchase price therefor to be contained in the Redemption Warrant included in such Optional Redemption Consideration (assuming no conversion of this Note from the date the Company gives such Optional Redemption Notice to the applicable Optional Redemption Date), (5) the Optional Redemption Date and (6) that all of the conditions of this Section 2(b) entitling the Company to call this Note for redemption have been met. On the Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall (x) pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the applicable Optional Redemption Date, an amount equal to the cash portion of the Optional Redemption Consideration and (y) issue and deliver to the Holder the portion of such Optional Redemption Consideration consisting of the Redemption Warrant, which will be deemed for all purposes to have been issued to the Holder on the applicable Optional Redemption Date, unless the Company shall have failed to pay the amount specified in the immediately preceding clause

(x) when due.

            (2) The Company shall not be entitled to give an Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice on or prior to the date the Company gives such Optional Redemption Notice. Notwithstanding the giving of a particular Optional Redemption Notice, the Holder shall be entitled to convert all or any portion of this Note, in accordance with the terms of this Note, by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the applicable Optional Redemption Date and (2) if the Company fails to pay and deliver to the Holder, or deposit in accordance with Section 7(k), the Optional Redemption Consideration payable on the applicable Optional Redemption Date on or before the applicable Optional Redemption Date, the date on which the Company pays and delivers to the Holder, or deposits in accordance with Section 7(k), such Optional Redemption Consideration. If after giving effect to any such conversion of this Note that occurs after the date the Company gives a particular Optional Redemption Notice to the Holder, the principal amount of this Note remaining outstanding is less than the amount thereof to be redeemed as stated in the applicable Optional Redemption Notice, then the Optional Redemption Consideration set forth in the Optional Redemption Notice shall be adjusted to reflect the reduced outstanding principal amount of this Note and related accrued interest (and interest, if any, thereon at the Default Rate) on the applicable Optional Redemption Date resulting from any such conversions of this Note after the Company gives such Optional Redemption Notice to the Holder. Any redemption of this Note pursuant to this Section 2(b) shall be applied to the installments of principal outstanding on the applicable Optional Redemption Date in the inverse order of their maturity.

            (3) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that each redemption of this Note pursuant to this Section 2(b) shall be made at the same time as a redemption by the Company of the Other Notes and that such redemption shall be made pro rata based on the principal amounts of this Note and the Other Note outstanding on the date the Company gives the particular Optional Redemption Notice. In order that the Company not discriminate among the Holders and the holders of the Other Notes, the Company agrees that it shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this
Section 2(b) or repurchase or otherwise acquire any of the Other Notes (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Section 5 or as provided in Sections 6.2 and 6.16 of the Purchase Agreement and the Other Purchase Agreements) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion (based on outstanding principal amount) of this Note for cash at the same unit price as the Other Note or Other Notes.

            (c) INSTALLMENTS OF PRINCIPAL. The principal of this Note shall become due in installments as follows:

PRINCIPAL AMOUNT                         DUE DATE
----------------                     ----------------
$2,500,000.00                        November 2, 2005

$2,500,000.00                        November 2, 2006

$2,500,000.00                        November 2, 2007

$2,500,000.00                        November 2, 2008

The amounts of such installments that are payable on each such date are subject to reduction as provided in Sections 5 and 6.

            (d) NO OTHER PREPAYMENT BY THE COMPANY. Except as specifically provided in Sections 2(b) and 2(c), this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Installment Maturity Dates or the Final Maturity Date, as the case may be. In order that the Company not discriminate among the Holder and the holders of the Other Notes, the Company agrees that it shall not prepay, redeem, repurchase or otherwise acquire any of the Other Notes, other than pursuant to Section 6.16 of the Other Purchase Agreements, unless the Company offers simultaneously to prepay, redeem, repurchase or otherwise acquire a pro rata portion of this Note for the same form of consideration and at the same price per unit of outstanding principal amount as the Other Note or Other Notes.

            (E) REDEMPTION AT THE OPTION OF THE HOLDER. The Holder has the right to require the Company to redeem this Note as provided in Sections 6.2 and 6.16 of the Purchase Agreement.

            SECTION 3. CERTAIN COVENANTS.

            So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

            (a) LIMITATIONS ON CERTAIN INDEBTEDNESS. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

            (b) PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, when due all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

            (c) MAINTENANCE OF PROPERTY; INSURANCE. (1) The Company will keep, and will cause each Subsidiary to keep, all property which, in the reasonable business judgment of the Company, is useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (2) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

            (d) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, in each case other than where the failure to do so in respect of any Subsidiary or Subsidiaries individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to pay and perform its obligations under the Transaction Documents.

            (e) COMPLIANCE WITH LAWS. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or financial prospects of the Company and the Subsidiaries, taken as a whole.

            (f) INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

            (g) LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS. The Company shall not

            (1) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of transactions;

            (2) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell its the assets, if such sale individually or in the aggregate is material to the Company and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; (iii) the rights and remedies of the Holder under the terms of the Transaction Documents; or (iv) the Collateral or the first priority perfected security interest in the Collateral granted to the Collateral Agent pursuant to the Security Agreement; or

            (3) liquidate, dissolve or otherwise wind up the affairs of the Company.

            (h) LIMITATION ON CERTAIN ISSUANCES. The Company shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (1) through (7) of Section 6(c)), or (B) pursuant to an "equity line" structure in which one or more Persons commits to provide capital to the Company by the purchase of securities of the Company from time to time, whether at specified times, times determined by the Company or by such Person(s) or by mutual agreement between the Company and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 3(h) shall prohibit the Company from issuing (1) shares of Common Stock for cash for the account of the Company in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act or (2) the Other Notes, the Warrants, the Redemption Warrant and the Other Redemption Warrants.

            (i) LIMITATIONS ON LIENS. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, lien, pledge, security interest or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor), all of which are referred to below as "liens", upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except:

            (1) liens upon any property of any Subsidiary or Subsidiaries as security for Indebtedness owing by such Subsidiary to the Company;

            (2) purchase money liens upon any property acquired by the Company or any Subsidiary, or liens existing on such property at the time of acquisition and in any such case securing Permitted Indebtedness described in clause (3) of the definition of the term Permitted Indebtedness; provided that (i) no such lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of Indebtedness secured by each such lien on any such property shall not exceed the cost (including such principal amount of the Indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all Indebtedness of the Company and all Subsidiaries secured by all liens described in this subsection (2) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $5 million for the Company and the Subsidiaries; and the extending, renewing or replacing of any lien permitted by this subsection (2) or of the Indebtedness secured thereby; provided, however, that in any such case the lien by which any lien is extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such Indebtedness extended, renewed or replaced shall not be increased;

            (3) liens securing this Note and the Other Notes ratably and not securing any other Indebtedness of the Company, any Subsidiary or any other Person;

            (4) liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (4) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

            (5) liens existing on the Issuance Date and listed in SCHEDULE 3.13 to the Purchase Agreement; and

            (6) liens upon raw materials, works in progress and finished goods inventory and accounts receivable granted to a bank, finance company or other institutional lender providing receivables and inventory financings;

provided that no lien described in the preceding clause (1), (2), (4), (5) or
(6) shall extend, cover or relate to the Collateral.

            (j) TRANSACTIONS WITH AFFILIATES. The Company will not pay, and will not permit any Subsidiary, directly or indirectly, to pay, any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the

Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

            (k) NOTICE OF DEFAULTS. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Section 3 or any other material provision of any Transaction Document.

            (l) LISTING ELIGIBILITY REPORTING. The Company shall notify the Holder from time to time within five days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

            (m) MAINTENANCE OF CASH AND CASH EQUIVALENTS BALANCES. The Company shall at all times maintain Cash and Cash Balances at least equal to the Required Cash Amount. The Company shall certify the amount of its Cash and Cash Equivalents Balances to the Holder as of the end of each calendar quarter, and from time to time upon request of the Majority Holders, as provided herein. Not later than the due date for filing with the SEC (determined without regard to any extension thereof permitted by the SEC) the Company's Quarterly Report on Form 10-Q (in the case of the first three calendar quarters of each year) or the Company's Annual Report on Form 10-K (in the case of the fourth calendar quarter of each year), and within five Business Day after a request therefor made by notice to the Company from the Majority Holders, the Company shall furnish to the Holder a Company Certificate, signed by the Company's Chief Financial Officer or Chief Executive Officer, setting forth the amount of the Company's Cash and Cash Equivalents Balances as of the end of such calendar quarter or as of the date of such notice, as the case may be. Each Company Certificate delivered pursuant to this Section 3(m) shall state (1) the amount of the Company's Cash and Cash Equivalents Balances and the date as of which such amount has been determined, (2) separately, the amount of cash and the amount of cash equivalents included in the amount of Cash and Cash Equivalents Balances shown in such Company Certificate and (3) that the amount of Cash and Cash Equivalents Balances stated in such Company Certificate has been determined in accordance with the terms of this Note. If necessary in order to avoid furnishing the Holder information that, for purposes of the 1934 Act, would be considered to be material non-public information if not publicly disclosed, at the time the Company furnishes each Company Certificate to the Holder the Company shall make an appropriate public announcement disclosing the information contained in such Company Certificate relating to the Cash and Cash Equivalents Balances. Nothing in this Section 3(m) shall entitle the Company to release of any of the Collateral from the lien of the

Security Agreement.

            (n) RULE 144A INFORMATION REQUIREMENT. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

            SECTION 4. EVENTS OF DEFAULT.

            (a) If any of the following events of default (each, an "Event of Default") shall occur:

            (1) FAILURE TO PAY PRINCIPAL, INTEREST, ETC. The Company fails (1) to pay the principal, the Optional Redemption Consideration or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 4(a)(1) only, such failure continues for a period of five Business Days after the due date thereof; or

            (2) CONVERSION AND THE SHARES. The Company fails to issue or cause to be issued shares of Common Stock to the Holder or the holder of any Other Note upon exercise of the conversion or purchase rights of the Holder or such holder within two Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note, or any Warrant or fails to transfer any certificate for any such shares of Common Stock or any shares of Common Stock issued in payment of interest on this Note or any Other Note as and when required by this Note and the Purchase Agreement or any Other Note and the applicable Other Purchase Agreement, as the case may be, except to the extent, and only to the extent in any particular instance such issuance of transfer by such date is expressly excused by the specific terms of the Transaction Documents; or

            (3) BREACH OF CERTAIN COVENANTS. The Company fails to comply with
      Section 3(a), (g), (h), (i), (k), (l) or (m); or

            (4) BREACH OF OTHER COVENANTS. The Company fails to comply in any material respect with any other provision of Section 3 of this Note (other than as specified in the immediately preceding clause (3)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (1), (2) and (3) of this Section 4(a)), and such breach continues for a period of 15 days after written notice thereof to the Company from the Holder; or

            (5) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Company made herein or in any other Transaction Document or in any written agreement, certificate or instrument made pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect when made; or

            (6) CERTAIN VOLUNTARY PROCEEDINGS. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

            (7) CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

            (8) JUDGMENTS. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is or are not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

            (9) DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $250,000 individually or $750,000 in the aggregate for all such Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder) and such default shall continue for five days (or to such earlier date as the holder of any other Indebtedness shall declare the same due and payable by reason of such default; or (b) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of the $250,000 individually or $750,000 in the aggregate for all such Indebtedness shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

            (10) SECURITY AGREEMENT. The occurrence of any "Event of Default" as defined in the Security Agreement;

then, upon the occurrence and during the continuation of any Event of Default specified in clause (1), (2), (3), (4), (5), (8), (9) or (10) of this Section 4(a), at the option of the Holder, and upon the occurrence of any Event of Default specified in clause (6) or (7) of this Section 4(a): (W) the Company shall, pay to the Holder an amount equal to the greater of (A) the sum of (i) 110% of the outstanding principal amount of this Note plus (ii) accrued and unpaid interest on such principal amount to the date of payment plus (iii) accrued and unpaid interest, if any, at the Default Rate on the amount referred to in the immediately preceding clause (ii) to the date of payment and (B) the product obtained by multiplying (1) the highest Current Market Price of the Common Stock on any Trading Day from and including the Trading Day immediately preceding the date the Event of Default occurs to the date of payment, times (2) the number of shares of Common Stock which would be issuable upon conversion of the principal amount of this Note (and interest thereon as provided in Section 6(a)) (determined without regard to any limitation on conversion contained in
Section 6) if such conversion were made on the date for which, pursuant to the immediately preceding clause (1), the Current Market Price is used for the computation of the payment pursuant to this paragraph, (X) all other amounts payable by the Company hereunder or under any of the other Transaction

Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, (Y) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement and all other rights and remedies available at law or in equity and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

            SECTION 5. REPURCHASE UPON A REPURCHASE EVENT.

            (a) REPURCHASE RIGHT UPON REPURCHASE EVENT. If a Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof selected by the Holder, at a price equal to the Repurchase Price on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. If the Holder exercises its right to require repurchase of less than all of the outstanding principal amount of this Note, the Holder may specify the manner in which the principal amount repurchased shall be allocated among the outstanding installments of principal.

            (b) NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC. (1) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

            (i) the date by which the repurchase right must be exercised, and

            (ii) a description of the procedure (set forth in this Section 5(b)) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

            (2) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first actually (and not merely constructively) learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, which amount may be allocated among the installments of principal outstanding at such time as determined by the Holder in its sole discretion, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

            (3) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

            (c) OTHER. A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after the Holder gives such Holder Notice (which notice from the Company shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note the repurchase of which is not in dispute.

            SECTION 6. CONVERSION.

            (a) RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at the Holder's option, at any time prior to the close of business on the Final Maturity Date (except that, if the Holder shall have exercised repurchase rights under Sections 5(a) and 5(b) or the Company shall have exercised its redemption rights under Section 2(b), such conversion right shall terminate with respect to the portion of this Note to be repurchased or redeemed, as the case may be, at the close of business on the last Trading Day prior to the later of (x) the Optional Redemption Date or the date the Company is required to make such repurchase, as the case may be, and (y) the date the Company pays or deposits in accordance with Section 7(k) the applicable Repurchase Price or Optional Redemption Consideration unless in any such case the Company shall default in payment due upon repurchase or redemption hereof) to convert the principal amount of this Note, or any portion of such principal amount which is at least $10,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date plus (z) accrued and unpaid interest, if any, at the Default Rate on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 6(b); provided, however, that, if at any time this Note is converted in whole or in part pursuant to this Section 6(a), the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Section 6. For purposes of Sections 6(e) and 6(f), whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

            (b) EXERCISE OF CONVERSION RIGHT; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. (1) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company or to the office or agency designated by the Company for such purpose by notice to the Holder. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice. In connection with any conversion of this Note, the Holder may allocate such conversion among the outstanding installments of principal as determined by the Holder in its sole discretion, as set forth in a particular Conversion Notice.

            (2) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder's designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 6(b)(6) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 6(a) (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

            (3) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Market Price on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

            (4) The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within two Trading Days after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects and in due course in fact corrects such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any income or withholding tax payable in connection with any conversion of this Note.

            (5) (A) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 6(c) shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder not later than three Trading Days after such occurrence. Any such adjustment shall take effect on the date provided herein regardless of when the Company implements such adjustment, the Holder shall be entitled to the benefits of such adjustment form the time it takes effect and any implementation thereof by the Company after the date such adjustment takes effect shall be applied retroactively to the date such adjustment takes effect.

            (B) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within three Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (i) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (ii) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter be entitled to convert that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). In the case of the Company's failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within three Trading Days of a particular conversion of the Note, the amount payable by the Company pursuant to clause (B) of Section 6(b)(5) with respect to such conversion shall be reduced by the amount of Conversion Delay Payments previously paid by the Company to the Holder with respect to such conversion. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Company shall notify the Holder on or after such that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the

Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Company under clause (2) of the second preceding sentence.

            (C) If the Company fails to deliver or cause to be delivered to the Holder such shares of Common Stock pursuant to this Section 6 (free of any restrictions on transfer or legends except to the extent permitted under Section
6.11 of the Purchase Agreement) in accordance herewith, within five Trading Days after a particular conversion of this Note, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, upon demand of the Holder from time to time an amount, computed at the rate of 2% per month of the VWAP of the shares of Common Stock not timely delivered by the Company, for each day in the period such failure continues (the "Conversion Delay Payments"), without duplication of any amount payable to the Holder pursuant to clause (F) of Section 2(c)(i) of the Registration Rights Agreement, with each change in the VWAP during such period being given effect. Such payments shall be made on the last day of each calendar month so long as the Company's obligation to make such payments continues and on the date the Company makes such delivery of such shares of Common Stock.

            (6) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

            (c) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Company as follows:

            (1) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS IN COMMON STOCK. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (2) WEIGHTED ADJUSTMENTS FOR CERTAIN ISSUANCES OF RIGHTS OR WARRANTS. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 6(c)(4) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (3) ADJUSTMENTS FOR CERTAIN SUBDIVISIONS OF THE COMMON STOCK. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the

Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination.

            (4) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 6(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 6(e) applies) (the foregoing hereinafter in this Section 6(c)(4) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 6(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 6(c) (and no adjustment to the Conversion Price under this Section 6(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6(c) was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

            For purposes of this Section 6(c)(4) and Sections 6(c)(1) and (2), any dividend or distribution to which this Section 6(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(c)(2) applies (and any Conversion Price reduction required by this Section 6(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(c)(1) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(c)(2) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 6(c)(1).

            (5) ADJUSTMENTS FOR CERTAIN CASH DIVIDENDS. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(d) applies or as part of a distribution referred to in Section 6(c)(4) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 6(c)(6) has been made, exceeds one percent of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such one percent and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (6) ADJUSTMENTS FOR CERTAIN TENDER OFFERS. In case a Tender Offer on or after the Issuance Date made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with
(1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 6(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 6(c)(5) has been made, exceeds one percent of the product of (i) the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times (ii) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 6(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this
Section 6(c)(6).

            (7) ADJUSTMENTS FOR CERTAIN ISSUANCES OF NEWLY ISSUED SHARES. (A) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price per share of Common Stock below the Conversion Price in effect immediately prior to such issuance, then following such issuance of Newly Issued Shares, the Conversion Price shall be adjusted as provided in this
Section 6(c)(7)(A). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Conversion Price in effect immediately prior to such issuance, and the denominator shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (ii) the number of Newly Issued Shares. The reduction in the Conversion Price provided for in this Section 6(c)(7)(A) may be expressed as the following mathematical formula:

                              ( O +(C / CP))    x   CP
                              --------------
                NCP      =     ( O  +  N )
where:

     C    =   aggregate consideration received by the Company for the Newly
              Issued Shares

     N    =   number of Newly Issued Shares

     O    =   number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

     CP   =   Conversion Price immediately prior to the issuance of the Newly
              Issued Shares

     NCP  =   Conversion Price immediately after the issuance of the Newly
              Issued Shares

            (B) In case at any time on or after November 2, 2006, the Company shall issue Newly Issued Shares, other than an issuance pro rata to all holders of its outstanding Common Stock, at a price per share of Common Stock below the Conversion Price in effect immediately prior to such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 6(c)(7)(B) and no adjustment shall be made in respect of such issuance under Section 6(c)(7)(A). The Conversion Price following any such adjustment shall be the price per share of Common Stock reflected in the price at which such Newly Issued Shares are issued.

            (C) If the Newly Issued Shares are Common Stock Equivalents, then the price per share of Common Stock at which the Newly Issued Shares shall be deemed issued shall be the price per share of Common Stock at which the Newly Issued Shares are convertible into, exchangeable for, or otherwise entitle the stockholder to acquire, Common Stock.

            (D) Notwithstanding the foregoing, no adjustment shall be made under this Section 6(c)(7) by reason of:

            (i) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 6(c)(1) is made and (ii) the Company shall have given notice of such issuance thereof to the Holder pursuant to Section 6(g);

            (ii) the issuance by the Company of Newly Issued Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the SEC under the 1933 Act;

            (iii) the issuance by the Company of the Other Notes, or the Warrants or shares of Common Stock upon conversion of this Note, or the Other Notes or upon exercise of the Warrants or in accordance with the terms hereof and thereof;

            (iv) the issuance by the Company of shares of Common Stock in lieu of cash payment of interest on this Note and the Other Notes in accordance with the terms hereof and thereof;

            (v) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the Company's 2003 Stock Compensation Plan, 2004 Stock Option Plan, 2004 Directors' Stock Option Plan or any other employee benefit plan approved by the Board of Directors after the Issuance Date, or the issuance by the Company of shares of Common Stock to former employees in satisfaction of severance obligations if such issuance has been approved by the Board of Directors;

            (vi) the issuance by the Company of Newly Issued Shares (x) to parties that are suppliers, customers or strategic partners investing in connection with a commercial relationship with the Company, the primary purpose of which issuance is not to raise capital, or (y) as consideration for an Acquisition Transaction, excluding Acquisition Transactions in which cash or cash equivalents represent more than 20 percent of the assets acquired; provided that such issuances or deemed issuances pursuant to this clause (vi) shall not exceed 500,000 shares of Common Stock (treating Common Stock Equivalents on an as if converted or as if exercised basis for this purpose) in the aggregate (subject to adjustment of such amount for stock splits, stock dividends, stock combinations or other similar transactions after the Issuance Date);

            (vii) the issuance by the Company of Newly Issued Shares to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company or any Subsidiary obtains the use of such office space or equipment for its business; and

            (viii) the issuance by the Company of (A) Newly Issued Shares upon conversion or exercise of Common Stock Equivalents outstanding on the date of the Purchase Agreement and disclosed in the Purchase Agreement or the SEC Filings, in accordance with the terms thereof in effect on the Issuance

      Date; or (B) shares of Common Stock in lieu of payment of principal of or interest on the Secured Promissory Note, dated January 30, 2004, issued by the Company to Aventis Inc. in the original principal amount of $3,000,000 in accordance with the terms thereof in effect on the Issuance Date.

            (8) ADDITIONAL REDUCTIONS IN CONVERSION PRICE. The Company may make such reductions in the Conversion Price, in addition to those required by Sections 6(c)(1), (2), (3), (4), (5), (6) and (7), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            (9) DE MINIMUS ADJUSTMENTS. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 6(c)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

            No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

            (10) COMPANY NOTICE OF ADJUSTMENTS. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Business Days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (11) EFFECTIVENESS OF CERTAIN ADJUSTMENTS. In any case in which this
Section 6(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 6(b)(6).

            (12) OUTSTANDING SHARES. For purposes of this Section 6(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

            (d) AUTOMATIC CONVERSION IN CERTAIN CIRCUMSTANCES; CONVERSION BASED ON VWAP. (1) Any portion of the principal amount of this Note that is due and remains outstanding on a particular Installment Maturity Date or the Final Maturity Date, as the case may be, shall be converted into Common Stock on such Installment Maturity Date or Final Maturity Date, as the case may be, without further action on the part of the Holder or the Company so long as the following conditions precedent are satisfied:

            (A) during the period of 20 consecutive Trading Days ending on and including the Trading Day immediately prior to the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, (i) on each of at least 15 of the Trading Days in such period the VWAP of the Common Stock shall have been at least equal to the Conversion Price in effect on such Trading Day and (ii) no suspension of trading of the Common Stock shall be in effect,

            (B) on the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing,

            (C) on the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Section 5 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

            (D) during the period of 20 consecutive Trading Days ending on and including the Trading Day immediately prior to the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, and on the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants and the Redemption Warrants and the Other Redemption Warrants, if any, at the time outstanding for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants and upon exercise of the Redemption Warrants and the Other Redemption Warrants, if any, at the time outstanding, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 days after the applicable Installment Maturity date or the Final Maturity Date, as the case may be, and the Company shall be in compliance in all material respects with the Registration Rights Agreement, and

            (E) during the period of 20 consecutive Trading Days ending on and including the Trading Day immediately prior to the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, and on the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, no Maximum Share Amount Deficiency exists, and

            (F) on the applicable Installment Maturity Date or the Final Maturity Date, as the case may be, the Company shall have furnished to the Holder a Company Certificate, dated such date, confirming the matters set forth in the immediately preceding clauses (A), (B), (C), (D) and (E) and stating that all other requirements of the Transaction Documents for such conversion, other than Section 6(d)(3), have been satisfied.

Such conversion shall otherwise occur in accordance with the provisions of this
Section 6 as if it were made at the option of the Holder.

            (2) (A) The Company shall have the right, by giving the Company Conversion Notice to the Holder and the holders of the Other Notes, to effect conversion of the entire outstanding principal amount of this Note and the Other Notes into Common Stock without further action on the part of the Holder or the Company, so long as the following conditions precedent are satisfied:

            (i) on the date the Company gives the Company Conversion Notice and at all times thereafter to and including the applicable Company Conversion Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing,

            (ii) on the date the Company gives the Company Conversion Notice and at all times thereafter to and including the applicable Company Conversion Date, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Section 5 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

            (iii) on the date the Company gives the Company Conversion Notice and at all times thereafter to and including the applicable Company Conversion Date, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants and the Redemption Warrants and the Other Redemption Warrants, if any, at the time outstanding for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants and upon exercise of the Redemption Warrants and the Other Redemption Warrants, if any, at the time outstanding, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 days after the Company Conversion Date and the Company shall be in compliance in all material respects with its obligations under the Registration Rights Agreement,

            (iv) on the date the Company gives the Company Conversion Notice and at all times thereafter to and including the applicable Company Conversion Date, no Maximum Share Amount Deficiency exists; and

            (v) on at least 15 Trading Days in the period of 20 consecutive Trading Days ending on and including a Trading Day that is not more than five Trading Days prior to the date the Company gives the Company Conversion Notice, the VWAP of the Common Stock shall have been at least $11.00 per share (subject to adjustment from time to time on terms consistent with the relevant provisions of Section 6(c) and otherwise reasonably acceptable to the Majority Holders for (x) stock splits, (y) stock dividends and (z) combinations in any such case that occur after the Issuance Date).

In order to exercise its right of conversion under this Section 6(d)(2) the Company shall give the Company Conversion Notice to the Holder not less than 20 Trading Days or more than 40 Trading Days prior to the Company Conversion Date stating that: (1) the Company is exercising its right to convert this Note and the Other Notes in accordance with this Section 6(d)(2) and the comparable provisions of the Other Notes, (2) the principal amount of this Note to be converted (assuming no further conversions of this Note by the Holder), (3) the VWAP on, and date of, each of the Trading Days entitling the Company to convert this Note, (4) the Company Conversion Date and (5) that all of the conditions of this Section 6(d)(2) entitling the Company to convert this Note have been met. Such conversion shall otherwise be made in accordance with this Section at the Conversion Price in effect on the Company Conversion Date.

            (B) The Company shall not be entitled to give the Company Conversion Notice or to convert any portion of this Note with respect to which the

Holder has given a Conversion Notice on or prior to the date the Company gives the Company Conversion Notice. Notwithstanding the giving of the Company Conversion Notice, the Holder shall be entitled to convert this Note in accordance with the terms of this Note by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the Company Conversion Date and (2) if the Company fails to issue and deliver to the Holder the shares of Common Stock issuable on the Company Conversion Date, the date on which the Company so issues such shares.

            (C) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that the Company will exercise its conversion rights under this Section 6(d)(2) only if at the same time the Company exercises its conversion rights relating to the Other Notes. In order that the Company not discriminate among the Holders and the holders of the Other Notes, the Company agrees that it shall not exercises its conversion rights for any of the Other Notes pursuant to the provisions thereof similar to this Section 6(d)(2) unless the Company simultaneously exercises its conversion rights pursuant to this Section 6(d)(2).

            (3) (A) Notwithstanding any other provision of this Note or applicable law to the contrary, in case (1) on any Installment Maturity Date or the Final Maturity Date or (2) the Company shall give the Company Conversion Notice to the Holder, and on the date the Company gives the Company Conversion Notice or at any time thereafter to and including the applicable Company Conversion Date, in either such case in the preceding clause (1) or (2) the Holder shall be restricted by reason of the Restricted Ownership Percentage in converting any portion of this Note that would otherwise be required to be converted under this Section 6(d) (the "Inconvertible Portion"), then the date for conversion under Section 6(d)(1) or the Company Conversion Date for the Inconvertible Portion, as the case may be, and which the Holder may not convert on such date, or at any such time during such period from the date the Company gives such Company Conversion Notice to the Company Conversion Date, as the case may be, shall be extended to be the Extended Company Conversion Date. On the applicable Extended Company Conversion Date, the Company shall issue the shares of Common Stock issuable upon conversion of any portion of this Note that is converted on such Extended Company Conversion Date. Any portion of this Note for which there is an Extended Company Conversion Date shall remain convertible by the Holder in accordance with this Section 6 at any time to and including the close of business on the Business Day prior to the applicable Extended Company Conversion Date; provided, however, that during the period from the Installment Maturity Date, the Maturity Date or the Company Conversion Date, as the case may be, to the applicable Extended Company Conversion Date any portion of this Note for which there is an Extended Company Conversion Date shall no longer bear interest and no further adjustment shall be made pursuant to Section 6(c)(7) to the Conversion Price or the number of shares of Common Stock issuable upon conversion of such portion of the Note.

            (B) Notwithstanding anything to the contrary contained in Section 6(h), solely for the purposes of calculating the Restricted Ownership Percentage for purposes of this Section 6(d), the shares of Common Stock issuable upon exercise of the Warrants held by the Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating the Restricted Ownership Percentage to determine the amount of the Inconvertible Portion.

            (e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (1) If any of the following events occur, namely:

            (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

            (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

            (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then in any such case in the preceding clause (i), (ii) or (iii) the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

            (x) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of the number of shares of Common Stock issuable upon conversion of this Note in full (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this Note) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares); provided, however, that in any such case in which a Repurchase Event arises by reason of a Fundamental Change in which the holders of Common Stock are to receive consideration that consists of a combination of cash and shares of common stock of the acquiror in such transaction that are publicly traded, the Holder shall have the right to require that the amount of cash that would otherwise be received by conversion of this Note in full after such transaction instead be allocated to the principal amount of this Note as to which the Holder exercises repurchase rights under Section 5 by reason of such Fundamental Changes and that the portion of this Note not so repurchased shall be convertible in the aggregate, immediately after such transaction, solely into the number of shares of such acquiror's stock into which this Note would have been convertible in full had the Holder not exercised such repurchase rights and such cash not have been allocated thereto, and the Conversion Price shall be adjusted accordingly (subject to further adjustments as required hereby).

            (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Note and the Note Purchase Agreement, and

            (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Section 5 herein.

            (2) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            (3) If this Section 6(e) applies to any event or occurrence, Section 6(c) shall not apply.

            (f) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK.

            (1) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note and the Other Notes, and in addition to the shares of Common Stock required to be reserved by the terms of the Warrants, sufficient shares to provide for the conversion of this Note and the Other Notes from time to time as this Note and the Other Notes are converted.

            (2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

            (3) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            (4) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

            (5) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE, the AMEX or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

            (g) NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

            (1) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (3) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

            (4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

            (h) 4.9% LIMITATION. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion of this Note at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares"), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership (the "Aggregation Parties"), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 4.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the "Restricted Ownership Percentage"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that
Section 13(d) or 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 5% or 10%, as the case may be. If at any time the limits in this Section 6(h) make this Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Final Maturity Date upon conversion of this Note as and when shares of Common Stock may be issued in compliance with such restrictions.

            (2) For purposes of this Section 6(h), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common

Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including this Note, the Other Notes and the Warrants, by the Holder or its affiliates or the holders thereof, in each such case subsequent to the date as of which such number of outstanding shares of Common Stock was reported.

            (3) The number of shares of Common Stock issuable upon conversion of this Note may be limited as provided in Section 6.16 of the Purchase Agreement. In connection therewith, the Holder may be entitled to require the Company to redeem or repurchase this Note on the terms provided in Section 6.16 of the Purchase Agreement.

            SECTION 7. MISCELLANEOUS.

            (a) FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            (b) NOTICES. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be Zix Corporation, 2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204, Attention: Chief Financial Officer (telephone line facsimile transmission number (214) 515- 7385). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

            (c) AMENDMENT, WAIVER, ETC. In order that the Company not be entitled to discriminate among the Holder and the holders of the Other Notes, neither this Note or any Other Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby
(i) extend
any scheduled Installment Maturity Date or the Final Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or reduce the principal amount or the Repurchase Price hereof or reduce or change the form, amount or relative amounts of the components of the Optional Redemption Consideration, (ii) increase the Conversion Price or change the method by which the Conversion Price is adjusted so as to affect the Holder adversely, (iii) release any Collateral or reduce the amount of Collateral required to be deposited or maintained by the Company pursuant to the Security Agreement, except as expressly provided in the Security Agreement, (iv) amend, modify or waive any provision of this Section 7(c), (v) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (vi) except as provided in this Note, change the method of calculating the Interest Share Price or the Optional Redemption Consideration in a manner adverse to the Holder.

            (d) ASSIGNABILITY. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of the Holder and the Company and their successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

            (e) CERTAIN EXPENSES. The Company shall pay on demand all reasonable out-of-pocket expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

            (f) GOVERNING LAW. (1) This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

            (2) The Company irrevocably submits to the exclusive jurisdiction of any State or federal court sitting in the State of New York, County of New York (such consent shall not be deemed a general consent to jurisdiction and service for any third party) over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

            (3) The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete five Business Days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            (4) The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

            (g) SAVINGS CLAUSE. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

            (h) TRANSFER OF NOTE. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the date that is two years after the Issuance Date unless (1) such transferee is (x) an "accredited investor" (as defined in Regulation D under the 1933 Act) or (y) a QIB in a transfer that meets the requirements of Rule 144A and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Before any such transfer prior to the date that is two years after the Issuance Date, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or financial prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. In addition, this Note may not be transferred (except by operation of law) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that (a) such consent of the Company shall not be required for (1) any transfer after the occurrence of an Event of Default if any Event of Default shall be continuing or a Repurchase Event shall have occurred and (2) any transfer to an Affiliate of the Holder or any Person who is an investment fund which has the same investment adviser as the Holder or whose investment adviser is an Affiliate of the Holder's investment adviser and (b) in the case of a proposed transfer of this Note to a Person (other than a Person described in the preceding clause (a) of this proviso) the Company reasonably determines is one of its competitors, is a Person with whom the Company is or has been opposed in a dispute in litigation, or is a Person with whom the Company is engaged in a significant business dispute, the Company may withhold its consent in its sole discretion and shall so notify the Holder promptly.

            (i) ENFORCEABLE OBLIGATION. The Company represents and warrants that at the time of the original issuance and delivery to the Holder of this Note it received the full purchase price payable pursuant to the Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

            (j) NOTE REGISTER; REPLACEMENT OF NOTES. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

            (k) PAYMENT OF NOTE ON REDEMPTION OR REPURCHASE; DEPOSIT OF OPTIMAL REDEMPTION CONSIDERATION OR REPURCHASE PRICE, ETC. (a) If this Note or any portion of this Note is to be redeemed as provided in Section 2(b) or repurchased as provided in Section 5 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice for the applicable Optional Redemption Consideration or at the Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount in cash and a Redemption Warrant for a number of shares of Common Stock sufficient to pay the applicable Optional Redemption Consideration or an amount in cash sufficient to pay the applicable Repurchase Price, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the applicable Optional Redemption Consideration or Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and redeemed or repurchased for the applicable Optional Redemption Consideration or at the Repurchase Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered.

            (l) CONSTRUCTION. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by one of its officers thereunto duly authorized on the day and in the year first above written.

                                           ZIX CORPORATION

                                           By: _________________________________
                                               Name:
                                               Title:

                                   ASSIGNMENT

            For value received __________________________ hereby sell(s), assign(s) and transfer(s) unto ______________________ (Please insert social security or other Taxpayer Identification Number of assignee:
_____________________) the within Note, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer the said Note on the books of Zix Corporation, a Texas corporation (the "Company"), with full power of substitution in the premises.

            In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

      [   ] To the Company or a subsidiary thereof; or

      [   ] To an "accredited investor" pursuant to and in compliance with the
            1933 Act;

      [   ] To a QIB pursuant to and in compliance with Rule 144A; or

      [   ] Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the 1933 Act (an "Affiliate").

      [   ] The transferee is an Affiliate of the Company.

            Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated: _________________                  NAME: ________________________________

Signature(s)                              ______________________________________

                                                                       EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the Holder in order
to convert Convertible Note Due 2005-2008)

      Re: Convertible Note Due 2005-2008 issued by ZIX CORPORATION identified below

The undersigned hereby elects to convert the outstanding principal amount indicated below of the Convertible Note due 2005-2008 into shares of Common Stock, of ZIX CORPORATION, a Texas corporation (the "Company"), according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of the Note pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in Section 6(h) of the Note.

Conversion information:                _________________________________________
                                       Note Number

                                       _________________________________________
                                       Conversion Date

                                       _________________________________________
                                       Principal Amount of Note Being Converted

                                       Portions of installments of principal to which this conversion is allocated:

                                      Due November 2, 2005:  $__________________
                                      Due November 2, 2006:  $__________________
                                      Due November 2, 2007:  $__________________
                                      Due November 2, 2008:  $_________________]

                                      __________________________________________
                                      Number of Shares of Common Stock to Be
                                      Issued
                                      __________________________________________
                                      Applicable Conversion Price

                                      By: ______________________________________
                                                        Signature
                                      __________________________________________
                                                          Name
                                      __________________________________________
                                                         Address

                                                                       EXHIBIT B

                                 ZIX CORPORATION

                           OPTIONAL REDEMPTION NOTICE
                (SECTION 2(b) OF CONVERTIBLE NOTE DUE 2005-2008)

TO: _______________________________________________
                      (Name of Holder)

      1. Pursuant to the terms of the Convertible Note due 2005-2008 (the "Note"), Zix Corporation, a Texas corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the
Note in accordance with Section 2(b) of the Note as set forth below:

            (i) The cash portion of Optional Redemption Consideration (based on the principal amount of the Note outstanding on the date this Notice is given) is $___________.

            (ii) The Redemption Warrant issuable upon such redemption (based on the principal amount of the Note outstanding on the date this Notice is given) initially will entitle the holder to purchase __________ shares of Common Stock at a price of $____________ per share.

            (iii) The Optional Redemption Date is ____________.

      2. All of the conditions of Section 2(b) of the Note for this redemption have been satisfied.

      3. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date _______________                  ZIX CORPORATION

                                      By: ______________________________________

                                      Title: ___________________________________

                                                                       EXHIBIT C

                                 ZIX CORPORATION

                                 COMPANY NOTICE
               (SECTION 5(b)(1) OF CONVERTIBLE NOTE DUE 2005-2008)

TO:  _______________________________________________
                     (Name of Holder)

            (1) A Repurchase Event described in the Convertible Note due 2005-2008 (the "Note") of Zix Corporation, a Texas corporation (the "Company"), occurred on___________, 200_. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5(b)(1) of the Note.

            (2) The Holder's repurchase right must be exercised on or before_______, 200_.

            (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

            (a) deliver to the Company a Holder Notice, in the form attached as EXHIBIT D to the Note; and

            (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

            (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date __________________               ZIX CORPORATION

                                      By: ______________________________________

                                      Title: ___________________________________

                                                                       EXHIBIT D

                                 ZIX CORPORATION

                                  HOLDER NOTICE
               (SECTION 5(b)(2) OF CONVERTIBLE NOTE DUE 2005-2008)

TO: ZIX CORPORATION

            (1) Pursuant to the terms of the Convertible Note due 2005-2008 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5(b)(1) and 5(b)(2) of $_________ of the Note, equal to the sum of $________ principal amount of the Note, $________ of accrued and unpaid interest on such principal amount and $________ of interest at the Default Rate on such interest, at the Repurchase Price provided in the Note.

            (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date: ____________                    NAME OF HOLDER:

                                      __________________________________________

                                      By _______________________________________
                                             Signature of Registered Holder
                                             (Must be signed exactly as name
                                                  appears in the Note.)

                                                                    EXHIBIT E

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) IT HAS BEEN REGISTERED UNDER THOSE LAWS, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER EACH OF THOSE LAWS IS AVAILABLE OR (3) SUCH SALE, TRANSFER OR OTHER DISPOSITION IS TO A QIB PURSUANT TO RULE 144A.

THIS WARRANT IS ISSUED IN CONNECTION WITH SECURITIES ISSUED PURSUANT TO A PURCHASE AGREEMENT, DATED AS OF NOVEMBER 1, 2004, BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS WARRANT OR ITS PREDECESSOR NSTRUMENT, AS AMENDED FROM TIME TO TIME, AND THE HOLDER OF THIS WARRANT AND THIS WARRANT MAY BE SUBJECT TO CERTAIN OF THE TERMS OF THE PURCHASE AGREEMENT.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 17.

NO.WR-__                                       Right to Purchase [BEFORE
                                               ISSUANCE, INSERT NUMBER
                                               DETERMINED IN ACCORDANCE WITH
                                               DEFINITION OF OPTIONAL REDEMPTION
                                               CONSIDERATION IN NOTE] Shares of
                                               Common Stock of Zix Corporation

                                ZIX CORPORATION

                         COMMON STOCK PURCHASE WARRANT

            ZIX CORPORATION, a Texas corporation, hereby certifies that, for value received, ______________________ or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the applicable Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), [BEFORE ISSUANCE, INSERT NUMBER DETERMINED IN ACCORDANCE

WITH DEFINITION OF OPTIONAL REDEMPTION CONSIDERATION IN NOTE] fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

            1. DEFINITIONS.

            (a) As used in this Warrant, the term "Holder" shall have the meaning provided in the first paragraph of this Warrant.

            (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant. If the Note (and all instruments issued upon transfer or split up thereof or after loss or mutilation thereof) shall cease to be outstanding, any capitalized term defined herein by reference to the meaning thereof provided in the Note shall continue to have the meaning provided in the Note (or such other instruments) at the time the Note (and all such other instruments) ceased to be outstanding.

            The following capitalized terms, unless the context otherwise requires, shall have the following respective meanings:

            "Acquisition Transaction" means a transaction in which the Company acquires another business or its tangible or intangible assets.

            "Aggregate Purchase Price" means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time, determined without regard to any limitations on exercise of this Warrant in
Section 2(c) or 2(d) or in the Purchase Agreement.

            "Aggregation Parties" shall have the meaning provided in Section
2(c).

            "AMEX" means the American Stock Exchange, Inc.

            "Board of Directors" means the Board of Directors of the Company.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

            "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

            "Common Stock" includes the Company's Common Stock, par value $0.01 per share, (and any purchase rights issued with respect to the Common Stock in the future is a shareholder rights or similar plan) as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

            "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

            "Company" shall include Zix Corporation, a Texas corporation, and any Person who shall succeed to or assume the obligations of Zix Corporation or of any such successor or assuming Person hereunder in accordance with the terms hereof.

            "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Purchase Price pursuant to Section 4(a), (b), (c), (d), (e), (f), or (g) occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Purchase Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Purchase Price pursuant to
Section 4(a), (b), (c), (d), (e), (f), or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Purchase Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of

Directors in a manner consistent with any determination of such value for purposes of Section 4(d) or (f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Purchase Price pursuant to Section 4(a), (b), (c), (d), (e), (f), or (g) occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Purchase Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution,
(2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Purchase Price are called for pursuant to Section 4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "DTC" shall have the meaning provided in Section 3(a).

            "Excluded Shares" shall have the meaning provided in Section 2(c).

            "Exercise Delay Payments" shall have the meaning provided in Section 3(a).

            "Expiration Date" means with respect to the respective number of shares initially issuable upon exercise of this Warrant the date shown opposite such number below:

NUMBER OF SHARES                  DATE
----------------            ----------------
*                           November 2, 2005
*                           November 2, 2006
*                           November 2, 2007
*                           November 2, 2008

[*BEFORE ISSUANCE OF THIS WARRANT, THE TOTAL NUMBER OF SHARES INITIALLY ISSUABLE ON EXERCISE OF THIS WARRANT SHALL BE ALLOCATED PRO RATA AMONG THE DATES SHOWN BASED ON THE RESPECTIVE PRINCIPAL AMOUNTS OF THE REMAINING INSTALLMENTS OF PRINCIPAL OF THE NOTE OUTSTANDING AT THE TIME OF THE REDEMPTION OF THE NOTE THAT GIVES RISE TO THE ISSUANCE OF THIS WARRANT]

Such amounts of shares shall be subject to adjustment in connection with any adjustment in the number of shares issuable upon exercise of this Warrant that occurs under Section 4.

            "Expiration Time" shall have the meaning provided in Section 4(f).

            "Issuance Date" shall mean the date of original issuance of this Warrant.

            "Market Price" means with respect to any security on any day the closing bid price of such security on such day on the Nasdaq, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau, Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

            "Nasdaq" means the Nasdaq National Market.

            "Newly Issued Shares" shall have the meaning provided in Section
4(g).

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "Notes" shall mean the Convertible Notes due 2005-2008 of the Company issued pursuant to the Purchase Agreement and the Other Purchase Agreements.

            "NYSE" means the New York Stock Exchange, Inc.

            "Optional Redemption Consideration" shall have the meaning provided in the Notes.

            "Other Purchase Agreements" means the several Purchase Agreements, dated as of the date of the Purchase Agreement, by and between the Company and the several buyers named therein.

            "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

            "Other Warrants" shall mean the Common Stock Purchase Warrants (other than this Warrant) issued or issuable pursuant to the Purchase Agreement and the Other Purchase Agreements or pursuant to the Notes as part of the Optional Redemption Consideration.

            "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

            "Principal Market" shall have the meaning provided in the Note.

            "Purchase Agreement" means the Purchase Agreement, dated as of November 1, 2004, by and between the Company and the original Holder of the Note, or predecessor instrument of the Note, pursuant to which this Warrant was issued.

            "Purchased Shares" shall have the meaning provided in Section 4(f).

            "Purchase Price" means $[PRIOR TO ISSUANCE, INSERT CONVERSION PRICE OF NOTES IN EFFECT IMMEDIATELY PRIOR TO ISSUANCE], subject to adjustment as provided in this Warrant.

            "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Registration Period" shall have the meaning provided in the Registration Rights Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 2, 2004, by and between the Company and the original Holder of this Warrant.

            "Restricted Ownership Percentage" shall have the meaning provided in
Section 2(c).

            "SEC" means the Securities and Exchange Commission.

            "SEC Filings" shall have the meaning provided in the Purchase Agreement.

            "Securities" shall have the meaning provided in Section 4(d).

            "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

            "Tender Offer" means a tender offer or exchange offer.

            "Trading Day" means at any time a day on which either the national securities exchange, the Nasdaq or other securities market which at such time constitutes the principal securities market for the Common Stock is open for general trading.

            "Trigger Event" shall have the meaning provided in Section 4(d).

            "VWAP" of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that if the VWAP is being determined during any period, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6(c) of the Note and otherwise reasonably acceptable to the Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Company or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and
(viii) similar events relating to the Common Stock, in each case which occur, or with respect to which the "ex" date occurs, during such period.

            2. EXERCISE OF WARRANT.

            (a) EXERCISE. This Warrant may be exercised by the Holder in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by (x) surrendering this Warrant to the Company, (y) giving a subscription form in the form annexed hereto (duly executed by the Holder) to the Company, and (z) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in either case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission. Unless otherwise specified in a particular subscription form, each exercise of this Warrant shall be allocated to the remaining shares issuable upon exercise of this Warrant that have the earliest Expiration Date.

            (b) NET ISSUANCE. Notwithstanding anything to the contrary contained in Section 2(a), if the Holder shall exercise this Warrant (1) during the Registration Period and at a time when a Registration Statement covering the resale by the Holder of shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant is not effective or is not available for use by the Holder or (2) an Event of Default shall have occurred and be continuing, then in either such case in the preceding clause (1) or (2) the Holder may elect to exercise this Warrant, in whole or in part, by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after surrender of such subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                 X = Y x (A - B)
                                     -----------
                                        A

where,

      X =   the number of shares of Common Stock to be issued to the Holder

      Y = the number of shares of Common Stock as to which this Warrant is to be exercised

      A = the VWAP of the Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

      B =   the Purchase Price

Unless otherwise specified in a particular subscription form, each exercise of this Warrant under this Section 2(b) shall be allocated to the remaining shares issuable upon exercise of this Warrant that have the earliest Expiration Date.

            (c) 4.9% LIMITATION.

            (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares"), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership (the "Aggregation Parties"), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 4.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the "Restricted Ownership Percentage"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 13(d) or Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 4.9% or 10%, as the case may be. If at any time the limits in this Section 2(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Expiration Date upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

            (2) For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause
(1), or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Notes, this Warrant and the Other Warrants, by the Holder or its affiliates or the holders thereof, in each such case subsequent to the date as of which such number of outstanding shares of Common Stock was reported.

            (d) LIMITATION ON ISSUANCE OF SHARES UPON EXERCISE. The number of shares of Common Stock issuable upon exercise of this Warrant may be limited as provided in Section 6.16 of the Purchase Agreement. In connection therewith, the Holder may be entitled to require the Company to redeem or repurchase this Warrant on the terms provided in Section 6.16 of the Purchase Agreement

            3. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except to the extent permitted under Section 6.11 of the Purchase Agreement), plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the VWAP of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise on the date of the exercise of this Warrant that gives rise to such fraction (or the immediately preceding Trading Day if this Warrant is exercised on a day other than a Trading Day). In lieu of delivering physical certificates for the shares of Common Stock (or Other Securities) issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due. If the Company fails to deliver or cause to be delivered to the Holder such shares of Common Stock (or Other Securities) pursuant to this Section 3(a) (free of any restrictions on transfer or legends except to the extent permitted under Section 6.11 of the Purchase Agreement) in accordance herewith, within five Trading Days after a particular exercise of this Warrant, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, upon demand of the Holder from time to time an amount, computed at the rate of 2% per month of the VWAP of the shares of Common Stock (or Other Securities) not timely delivered by the Company, for each day in the period such failure continues (the "Exercise Delay Payments"), without duplication of any amount payable to the Holder pursuant to clause (F) of Section 2(c)(i) of the Registration Rights Agreement, with each change in the VWAP during such period being given effect. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock in accordance with the terms of this Warrant shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

            (b) (1) If in any case the Company shall fail to issue and deliver or cause to be delivered the shares of Common Stock (or Other Securities) to the Holder within five Trading Days of a particular exercise of this Warrant, in addition to any other liabilities the Company may have hereunder and under applicable law, (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure;
(B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then, in addition to any amounts payable pursuant to Section 3(a), the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct, demonstrable out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's right, rescind such exercise and the subscription form relating thereto, in which case the Holder shall thereafter be entitled to exercise that portion of this Warrant as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company.

            (2) Notwithstanding the foregoing the Company shall not be liable to the Holder under clauses (A) or (B) of the Section 3(b)(1) to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such Transfer Agent or the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). In the case of the Company's failure to issue and deliver or cause to be delivered the shares of Common Stock (or Other Securities) to the Holder within five Trading Days of a particular exercise of this Warrant, the amount payable by the Company pursuant to clause
(B) of Section 3(b)(1) with respect to such exercise shall be reduced by the amount of Exercise Delay Payments previously paid by the Company to the Holder with respect to such exercise. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder exercises this Warrant if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Warrant or otherwise.

            4. ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price and the number of shares of Common Stock which may be purchased upon exercise of this Warrant shall be adjusted from time to time by the Company as follows:

            (a) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS IN COMMON STOCK. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, then

            (1) the Purchase Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Purchase Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date; and

            (2) the number of shares of Common Stock for which this Warrant may thereafter be exercised that shall be in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (1) of this Section 4(a) by the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (1) of this Section 4(a).

If any dividend or distribution of the type described in this Section 4(a) is declared but not so paid or made, the Purchase Price shall again be adjusted to the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared.

            (b) WEIGHTED ADJUSTMENT FOR CERTAIN ISSUANCES OF RIGHTS OR WARRANTS. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 4(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, then

            (1) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

            (2) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the date after such Record Date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (1) of this Section 4(b) by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to
      Section 4(a)(1).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such Record Date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) ADJUSTMENTS FOR CERTAIN SUBDIVISIONS OF THE COMMON STOCK. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Purchase Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Purchase Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination. If the Purchase Price shall be reduced or increased pursuant to this Section 4(c), then commencing at the time of such reduction or increase the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be adjusted to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such reduction or increase in the Purchase Price pursuant to this Section 4(c) by (y) the Purchase Price in effect immediately after such reduction or increase in the Purchase Price pursuant to this Section 4(c).

            (d) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 4(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 4(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 5 applies) (the foregoing hereinafter in this
Section 4(d) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 4(d):

            (1) the Purchase Price shall be reduced so that the same shall be equal to the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise of this Warrant (or any portion hereof) the amount of Securities the Holder would have received had the Holder exercised this Warrant (or portion hereof) immediately prior to such Record Date; and

            (2) if the Purchase Price is reduced as provided in clause (1) of this Section 4(d) the number of shares of Common Stock which may be purchased upon exercise of this Warrant commencing at the opening of business on the day following such Record Date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such reduction in the Purchase Price pursuant to
      Section 4(d)(1) by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause (1) of this Section 4(d).

In the event that such dividend or distribution is not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 3 (and no adjustment to the Purchase Price or the number of shares of Common Stock which may be purchased upon exercise of this Warrant under this Section 4 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which adjustments to the Purchase Price and the number of shares of Common Stock for which this Warrant may be exercised under this Section 4 were made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Purchase Price shall be readjusted (and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted, subject to proportionate adjustment for any intervening exercises of this Warrant) upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Purchase Price shall be readjusted as if such rights and warrants had not been issued and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) as if such rights and warrants had not been issued.

            For purposes of this Section 4(d) and Sections 4(a) and (b), any dividend or distribution to which this Section 4(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 4(b) applies (and any Purchase Price reduction and increase in the number of shares of Common Stock for which this Warrant may thereafter be exercised that are required by this Section 4(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Purchase Price reduction and increase in the number of shares of Common Stock for which this Warrant may thereafter be exercised that are required by Sections 4(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 4(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 4(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 4(a).

            (e) ADJUSTMENTS FOR CERTAIN CASH DIVIDENDS. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 5 applies or as part of a distribution referred to in Section 4(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 4(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 4(f) has been made, exceeds one percent of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the exercise of this Warrant (and shall have made adequate provision) so that the Holder will receive upon such exercise, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, exercised this Warrant to purchase Common Stock:

            (1) the Purchase Price shall be reduced so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such one percent and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise of this Warrant (or any portion hereof) the amount of cash the Holder would have received had the Holder exercised this Warrant (or portion hereof) immediately prior to such Record Date; and

            (2) if the Purchase Price is reduced as provided in clause (1) of this Section 4(e), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to the close of business on such Record Date by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause
      (1) of this Section 4(e).

In the event that such dividend or distribution is not so paid or made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such dividend or distribution had not been declared and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect if such dividend or distribution had not been declared.

            (f) ADJUSTMENTS FOR CERTAIN TENDER OFFERS. In case a Tender Offer on or after the Issuance Date made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 4(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 4(e) has been made, exceeds one percent of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time:

            (1) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

            (2) the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be adjusted at the time of such reduction (if any) in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to the close of business on the date of the Expiration Time by (y) the Purchase Price in effect immediately after such reduction in the Purchase Price pursuant to clause (1) of this Section 4(f).

Such reduction (if any) in the Purchase Price and increase in the number of shares of Common Stock for which the Warrant may thereafter be exercised shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 4(f) to any Tender Offer would result in an increase in the Purchase Price, no adjustment shall be made for such Tender Offer under this Section 4(f).

            (g) ADJUSTMENTS FOR CERTAIN ISSUANCES OF NEWLY ISSUED SHARES.

            (1) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the Purchase Price in effect immediately prior to such issuance, then following such issuance of Newly Issued Shares the Purchase Price shall be reduced as provided in clause
(2) of this Section 4(g) and the number of shares of Common Stock which may be issued upon exercise of this Warrant shall be increased as provided in clause
(3) of this Section 4(g).

            (2) The reduction in the Purchase Price following any such adjustment shall be determined by multiplying the Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Purchase Price in effect immediately prior to such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The reduction in the Purchase Price provided for in this Section 4(g)(2) may be expressed as the following mathematical formula:

                              ( O +(C / PP))
                              --------------    x
                     NPP =      ( O + N )      PP

      where,

      C   = aggregate consideration received by the Company for the Newly
            Issued Shares

      N   = number of Newly Issued Shares

      O   = number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

      PP  = Purchase Price immediately prior to the issuance of the Newly
            Issued Shares

      NPP = Purchase Price immediately after the issuance of the Newly Issued
            Shares

            (3) In case at any time on or after November 2, 2006, the Company shall issue Newly Issued Shares, other than an issuance pro rata to all holders of its outstanding Common Stock, at a price per share of Common Stock below the Purchase Price in effect immediately prior to such issuance, then following such issuance of Newly Issued Shares the Purchase Price shall be adjusted as provided in this Section 4(g)(3) and no adjustment shall be made in respect of such issuance under Section 4(g)(1) or 4(g)(2). The Purchase Price following any such adjustment shall be the price per share of Common Stock at which such Newly Issued Shares are issued.

            (4) If the Newly Issued Shares are Common Stock Equivalents, then the price per share of Common Stock at which the Newly Issued Shares shall be deemed issued shall be the price per share of Common Stock at which the Newly Issued Shares are convertible into, exchangeable for, or otherwise entitle the stockholder to acquire, Common Stock. If the Purchase Price is reduced in connection with the issuance of Newly Issued Shares as provided in Section 4(g)(2) or 4(g)(3), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such issuance of Newly Issued Shares by (y) the Purchase Price in effect immediately after such issuance of Newly Issued Shares after such reduction in the Purchase Price pursuant to Section 4(g)(2) or 4(g)(3).

            (5) Notwithstanding the foregoing, no adjustment shall be made under this Section 4(g) by reason of:

            (A) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 4(a) is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 7;

            (B) the issuance by the Company of Newly Issued Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the SEC under the 1933 Act;

            (C) the issuance by the Company of the Notes or the Other Warrants or shares of Common Stock upon conversion of the Notes or the Other Warrants or upon exercise of this Warrant or the Other Warrants in accordance with the terms hereof and thereof;

            (D) the issuance by the Company of shares of Common Stock in lieu of payment of cash interest on the Notes in accordance with the terms thereof;

            (E) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the Company's 2003 Stock Compensation Plan, 2004 Stock Option Plan, 2004 Directors' Stock Option Plan or any other employee benefit plan approved by the Board of Directors after the Issuance Date, or the issuance by the Company of shares of Common Stock to former employees in satisfaction of severance obligations if such issuance has been approved by the Board of Directors;

            (F) the issuance by the Company of Newly Issued Shares (x) to parties that are suppliers, customers or strategic partners investing in connection with a commercial relationship with the Company, the primary purpose of which issuance is not to raise capital, or (y) as consideration for an Acquisition Transaction, excluding Acquisition Transactions in which cash or cash equivalents represent more than 20 percent of the assets acquired; provided that such issuances or deemed issuances pursuant to this clause (F) shall not exceed 500,000 shares of Common Stock (treating Common Stock Equivalents on an as if converted or as if exercised basis for this purpose) in the aggregate (subject to adjustment of such amount for stock splits, stock dividends, stock combinations or other similar transactions after the date of the Purchase Agreement);

            (G) the issuance by the Company of Newly Issued Shares to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company or any Subsidiary obtains the use of such office space or equipment for its business; and

            (H) the issuance by the Company of (A) Newly Issued Shares upon conversion or exercise of Common Stock Equivalents outstanding on the date of the Purchase Agreement and disclosed in the Purchase Agreement or the SEC Filings, in accordance with the terms thereof in effect on the Issuance Date; or (B) shares of Common Stock in lieu of payment of principal of or interest on the Secured Promissory Note, dated January 30, 2004, issued by the Company to Aventis Inc. in the original principal amount of $3,000,000 in accordance with the terms thereof in effect on the date of the Purchase Agreement.

            (h) ADDITIONAL REDUCTIONS IN PURCHASE PRICE. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4(a), (b), (c), (d), (e), (f) and (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            (i) DE MINIMUS ADJUSTMENTS. No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this
Section 4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

            No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

            (k) COMPANY NOTICE OF ADJUSTMENTS. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice shall not affect the legality or validity of any such adjustment.

            (l) EFFECTIVENESS OF CERTAIN ADJUSTMENTS. In any case in which this
Section 4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any exercise of this Warrant after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to the Holder any amount in cash in lieu of any fraction pursuant to Section 3.

            (m) OUTSTANDING SHARES. For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

            5. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) If any of the following events occur, namely:

            (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

            (ii) any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,

            (iii) any transaction or event in connection with which all or substantially all the Common Stock (or Other Securities) shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise), or

            (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

            (x) this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 5 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

            (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant, the Purchase Agreement and the Registration Rights Agreement and

            (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

            (b) The above provisions of this Section 5 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            (c) If this Section 5 applies to any event or occurrence, Section 4 shall not apply.

            6. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

            7. NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

            (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

            8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of

Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

            9. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

            10. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

            11. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock (or Other Securities) which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

            12. REPLACEMENT OF WARRANT. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor at no cost or expense to the Holder.

            13. WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

            14. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

            16. NOTICES, ETC. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at such facsimile telephone number or the address shown for the Holder on the register of Warrants referred to in Section 10.

            17. TRANSFER RESTRICTIONS. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred unless (1) the transferee is an "accredited investor" (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review any registration statement, if any, and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, relating to the resale of the shares of Common Stock issuable upon exercise of this Warrant and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934

Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations of the Holder of the Purchase Agreement, such transfer shall otherwise be made in compliance with Section 9.1 of the Purchase Agreement.

            18. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under said Act.

            19. MISCELLANEOUS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            20. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated: ____________________                  ZIX CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   ASSIGNMENT

            For value _____ hereby sell(s), assign(s) and transfer(s) unto ______ (Please insert social security or other Taxpayer Identification Number of assignee: ) the attached original, executed Warrant to purchase _______ share of Common Stock of Zix Corporation, a Texas corporation (the "Company"), and hereby irrevocably constitutes and appoints attorney to transfer the Warrant on the books of the Company, with full power ______ of substitution in the premises.

            In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

      [   ]   To the Company or a Subsidiary; or

      [   ]   To an "accredited investor" (as defined in Regulation D under the
              1933 Act) pursuant to and in compliance with the 1933 Act; or

      [   ]   Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an "affiliate" (as defined in Rule 144 under the 1933 Act) of the Company.

      [   ]   The transferee is an affiliate of the Company.

            Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated: ________________________                                   NAME: ________

                                        ____________________________
                                        Signature(s)

                              FORM OF SUBSCRIPTION

                                ZIX CORPORATION

                   (To be signed only on exercise of Warrant)

TO: Zix Corporation
    2711 N. Haskell Avenue
    Suite 2300, LB 36
    Dallas, Texas 75204

            1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______ shares (the "Exercise Shares") of Common Stock, as defined in the Warrant, of Zix Corporation, Texas corporation (the "Company").

            2. The undersigned Holder (check one):

      [ ] (a) elects to pay the aggregate purchase price for the Exercise Shares (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $ , or (ii) by wire transfer of United States funds to the account of the Company in the amount of $_____, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company; or

      [ ] (b) elects to receive shares of Common Stock having a value equal to the value of the Exercise Shares calculated in accordance with
            Section 2(b) of the Warrant.

            3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

      Name: ___________________________________________________

      Address: ________________________________________________

               ________________________________________________

Dated: ___________

                                               (Signature must conform to name
                                               of Holder as specified on the
                                               face of the Warrant)

                                                ________________________________

                                                ________________________________
                                                          (Address)

                                                                       EXHIBIT F

                        FORM OF COMPANY CONVERSION NOTICE
                                (SECTION 6(d)(2))

(To be given by the Company in order
to convert Convertible Note Due 2005-2008 pursuant to Section 6(d)2())

      Re: Convertible Note Due 2005-2008 issued by ZIX CORPORATION identified below

            ZIX CORPORATION, a Texas corporation (the "Company"), hereby notifies the Holder of the Convertible Note due 2005-2008 that the Company hereby elects to convert the outstanding principal amount of the Note into shares of Common Stock, according to the terms the Note as follows:

      1. The Company is exercising its right to convert the Note and the Other Notes in accordance with Section 6(d)(2) of the Note and the comparable provisions of the Other Notes.

      2. The principal amount of the Note to be converted (assuming no further conversions of the Note by the Holder) is $_______________.

      3. The VWAP on, and date of, each of the Trading Days entitling the Company to convert the Note are as follows:

      DATE VWAP

      4. The Company Conversion Date is _____________.

      5. All of the conditions of Section 6(d)(2) of the Note entitling the Company to convert the Note have been met.

      6. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date _____________                    ZIX CORPORATION

                                      By: ______________________________________

                                      Title: ___________________________________

                                      F-2